UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) –February 8, 2005

Commission File Number: 000-32745

CONSUMER DIRECT OF AMERICA

(Exact name of registrant as specified in its charter)

Nevada (State or jurisdiction of incorporation or organization)	88-0471353 (IRS Employer Identification No.)

6330 South Sandhill Road
Las Vegas, Nevada 89120
(Address of principal executive offices, including zip code)

(702) 547-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CONSUMER DIRECT OF AMERICA

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Previous independent accountants

1)	On February 8, 2005, Chavez and Koch, CPA’s (“Chavez and Koch”), the independent accountant previously engaged as the principal accountant to audit the financial statements of Consumer Direct of America(“CDA”), resigned. Chavez and Koch have decided to no longer represent public companies and will not be renewing its certification with the Securities and Exchange Commission thereof.

2)	The reports of Chavez and Koch on CDA’s consolidated financial statements for the year ending December 31, 2003 included supplementary paragraphs related to CDA’s ability to continue as a going concern, but were not otherwise qualified or modified as to audit scope or accounting principles.

3)	During CDA’s year ended December 31, 2004 and the subsequent interim period through February 8, 2005, there have been no disagreements with Chavez and Koch on any matters of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreements, if not resolved to the satisfaction of Chavez and Koch, would have caused Chavez and Koch to make reference to the subject matter of the disagreements in connection with its report on the financial statement for such year.

4)	CDA has requested that Chavez and Koch furnish a letter addressed to the Security and Exchange Commission stating whether it agrees with the above statements. A copy of this letter, dated February 5, 2005 is filed as exhibit 16.2 to this form 8-K.

(b)	New independent accountants

On February 5, 2005 CDA engaged De Joya & Company to act as the principal accountant to audit CDA’s financial statements. CDA did not consult with De Joya & Company on the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on CDA’s financial statements or any disagreements or a reportable event.

Item 9.01. Financial Statements, Financial Information and Exhibits.

(b)	Exhibits

16.2	Letter from Chavez and Koch dated February 8, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: February 8, 2005	CONSUMER DIRECT OF AMERICA
	By:	/s/ Wayne K. Bailey
Wayne K. Bailey
Chief Financial Officer (Principal Financial and Accounting Officer)